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EXHIBIT 99


NEWS                                                    [LOGO]   TXU
RELEASE

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                    TXU ANNOUNCES HIGHLIGHTS OF 90-DAY REVIEW

  Substantial corporate commitment to improve customer service and reliability
                                    --------
  Management to provide detail on strategic plans; outlook for 2005 performance
                                    --------
        Announcement of organizational realignment and new executive team

HIGHLIGHTS:

o INVESTOR CONFERENCE TO FOCUS ON: (i) INITIATIVES TO IMPROVE CUSTOMER SERVICE, ELECTRIC DELIVERY AND PRODUCTION RELIABILITY, AND OPERATIONAL PERFORMANCE; (ii) TRANSACTIONS TO IMPROVE COMPETITIVENESS, REDUCE RISK, AND BUILD BUSINESSES; (iii) INITIATIVES TO IMPROVE 2005 AND 2006 FINANCIAL PERFORMANCE, REDUCE DEBT TO IMPROVE FINANCIAL FLEXIBILITY, AND GENERATE MORE EARNINGS AND CASH
o FORMATION OF CAPGEMINI ENERGY L.P. PARTNERSHIP THAT WILL ENABLE TXU TO PROVIDE BETTER CUSTOMER SERVICE, IMPROVE TXU'S COMPETITIVENESS TO SERVE NEW AND EXISTING CUSTOMERS IN SOUTH TEXAS, AND REDUCE OPERATING COSTS
o ENTRY INTO A MEMORANDUM OF UNDERSTANDING WITH CREDIT SUISSE FIRST BOSTON TO INVEST IN AN INDEPENDENT NATIONAL ENERGY TRADING ENTITY, WHICH IS EXPECTED TO BE OPERATIONAL IN EARLY FALL 2004; THE TO-BE-NAMED ENTITY IS EXPECTED TO IMPROVE TXU'S ABILITY TO MANAGE COMMODITY PRICE RISKS
o INTENT TO REVIEW STRATEGIC OPTIONS FOR COMANCHE PEAK NUCLEAR POWER GENERATION PLANT TO CREATE EFFICIENCIES, MINIMIZE FINANCIAL EXPOSURE, AND TO IMPROVE CERTAINTY OF ELECTRICITY SUPPLY
o GUIDANCE FOR INCOME FROM CONTINUING OPERATIONS FOR 2005 OF $3.82 TO $4.32 PER SHARE, AN INCREASE OF 171 PERCENT OVER THE 2004 GUIDANCE MIDPOINT; GUIDANCE FOR OPERATIONAL EARNINGS1 FOR 2005 OF $3.75 TO $4.25 PER SHARE, AN INCREASE OF 60 PERCENT OVER THE 2004 GUIDANCE MIDPOINT
o    ANNOUNCEMENT OF STREAMLINED ORGANIZATION AND THE NEW EXECUTIVE MANAGEMENT
     TEAM

DALLAS - MAY 18, 2004 - TXU Corp. (NYSE: TXU) provided a preview of its investor conference to be held with institutional investors and financial analysts later today. The conference will review the business plan developed by the company over the past 90 days and include discussions of: (i) initiatives to improve customer service, reliability, and operational performance; (ii) transactions to unlock value and reduce risk; (iii) the initial 2005 detailed outlook and high level 2006 outlook; and (iv) announcement of organizational realignment and the new executive management team.

In addition, TXU announces that it will form a limited partnership with a subsidiary of Capgemini America Inc. The limited partnership will be called Capgemini Energy L.P. and will provide information technology, customer support, billing, and other technology-enabled services to TXU, with the objective of providing information technology and business process services to third parties in the future. TXU also announces it has entered into a memorandum of understanding with respect to working on a 50/50 investment with Credit Suisse First Boston in an energy marketing and trading entity. Finally, TXU announces its intent to review possible strategic options for the Comanche Peak nuclear power generation plant, with the objective of improving the long-term certainty of electricity supply for TXU's customers.

Based on the achievement of the business improvement initiatives, the successful completion of the announced transactions, and the current outlook for commodity prices, TXU estimates that operational earnings for full year 2005 will range from $3.75 to $4.25 per share, an increase of 60 percent relative to 2004, and that income from continuing operations for the full year 2005 will range from $3.82 to $4.32 per share.

"We are committed to improving customer service, reliability and safety, and we are targeting industry-leading performance levels," commented John Wilder, TXU's chief executive officer. "We are excited about these initiatives and the other

------------------
/1/ A non-GAAP measure adjusting for special items.  See Attachment 1: Financial
    Definitions.


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EXHIBIT 99


improvements identified in our 90-day plan, which we will review during the investor conference."

INITIATIVES TO IMPROVE CUSTOMER SERVICE, ELECTRIC DELIVERY AND PRODUCTION
-------------------------------------------------------------------------
RELIABILITY, AND OPERATIONAL PERFORMANCE
----------------------------------------

As part of the overall business review that TXU conducted over the past 90 days, the company assessed areas where it should invest to improve customer service, reliability, and safety. With the results of the review, the company is implementing a number of improvements in these areas. In providing service to its residential and business customers, TXU is committed to improving performance after falling short of desired service levels in 2003. The company is forming a partnership with Capgemini that will provide, among other services, call center and billing services to TXU's customers. The related service agreement commits to achieving call answering times of 15 seconds or less, which would match the best service in the industry. The agreement also commits to reducing billing delays by 65 percent and improving customer call satisfaction rates by 30 percent. These improvements are to be achieved through multiple initiatives, including an approximate $100 million investment by Capgemini to the partnership for state-of-the-art processes and technology.

As part of TXU's broad set of customer and community initiatives, the company is committing to a four-fold increase in funding for customers who are in critical and temporary need of assistance in paying their electric bills, setting aside $15 million over the next three years. This is in addition to TXU's weatherization assistance to low income customers of approximately $30 million over the next three years. Helping critical need customers with temporary assistance and education on how to reduce their energy use through efficiency and weatherization is particularly important given today's high natural gas and electricity prices.

In TXU's electric delivery business, the company is undertaking several initiatives to improve network reliability. The company expects to invest $45 million over the next three years to significantly improve vegetation management across the electric distribution network. This program represents a 70 percent increase over the last three years and will help to ensure that vegetation management returns to an optimum maintenance cycle by 2007. TXU's electric delivery business will also invest on average an extra $80 million annually over the next three years on key transmission projects to further improve reliability and reduce congestion. This represents a 35 percent increase over 2003 investment levels.

In addition, the electric delivery business will invest in capital projects to reduce duration and frequency of outages by a target of 20 percent by 2006. In order to support these programs and build the financial strength of the utility, the company plans to suspend distributions from the electric delivery business to TXU Corp. through 2006. Overall, the investment program is geared toward an objective of achieving top quartile performance in all key utility reliability metrics (SAIDI, SAIFI, and CAIDI) by 2006.

In TXU's power generation business, named TXU Power, the company is also investing in the reliability and performance of its plant assets. Over the next three years, the company will invest an additional $275 million, increasing annual spending by over 45 percent relative to 2003, to improve the reliability of coal and nuclear production assets to ensure availability of supply for TXU's electricity customers. Consistent with industry practice, the company will also replace the four steam generators in one of the two units of the Comanche Peak nuclear plant in order to maintain the operating efficiency of the unit. Estimated capital requirements for this project, including purchase and installation, are $175 million to $225 million.

TXU's 90-day business review also included a broad assessment of current operational performance and the identification of priority improvement initiatives. These will span TXU's businesses and will contribute to the financial performance outlook that is described below. Areas of focus include the Capgemini Energy partnership, customer retention in North Texas, more targeted and efficient marketing in South Texas, operational improvements in the power generation and electric delivery businesses, a strategic sourcing program to reduce spending on third-party supplies and services, and productivity improvements through a restructured corporate center.

TRANSACTIONS TO UNLOCK VALUE AND REDUCE RISK
--------------------------------------------
Today TXU announces an additional set of initiatives that will enable the company to advance further against its strategic priorities:

CAPGEMINI ENERGY PARTNERSHIP
TXU has agreed to enter a limited partnership with Capgemini to form
Capgemini Energy LP, a new company that will initially provide business process services and information technology solutions to TXU, with a plan to offer similar services to other energy companies. Under the 10 year agreement, roughly 2,700 employees will move from TXU to Capgemini Energy, effective July 1, 2004. Employees in the new Capgemini Energy partnership will provide information technology, call center, billing, human resources, supply chain and accounts payable, and finance and accounting services to TXU and other energy companies. TXU will own less than 3 percent of Capgemini Energy and has the right to sell all its interest in the joint venture to Capgemini upon termination of the contract.


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EXHIBIT 99


Chell Smith, Capgemini Americas Chief Executive Officer stated, "Our new partnership with TXU, Capgemini Energy LP, is one of the top priorities for Capgemini globally. We intend to make a significant investment of millions of dollars to substantially improve the customer service experience for TXU's customers and to help TXU become more competitive. This is a great example of helping clients like TXU implement their growth strategy, leverage technology, and thrive through the power of collaboration."

The company expects the partnership to contribute to better service, improved competitiveness, and reduced operating costs. Under the terms of its agreement with the partnership, Capgemini Energy is committed to achieving 15 second answer times on electric customer calls and to improving customer call satisfaction rates by 30 percent. While enabling these service level improvements, Capgemini Energy will enable TXU to realize significant operational cost savings - achieving $175 million in annual operating cost savings, $140 million in cash savings, in 2005 relative to 2003 levels.

Going forward, Capgemini Energy will serve as Capgemini's exclusive vehicle for offering technology and business process services for other companies in the U.S. electric, gas and water utility industry.

INVESTMENT IN NEW TRADING ENTITY
TXU and Credit Suisse First Boston (CSFB) have entered into a memorandum of understanding to work together on a 50/50 investment in an entity that would become the exclusive energy marketing and trading vehicle for both parties in North America. The transaction will effectively create an Aa3/A+ rated entity through a guarantee from a CSFB company and will combine the benefits of TXU's personnel and their understanding of the energy markets and TXU's significant volumes in Texas, the largest deregulated electricity market in the U.S., with CSFB's preeminent energy banking franchise, structuring skills, credit strength and marketing and risk distribution channels. The entity will market and trade power, natural gas and other energy-related commodities in North America. James Healy, CSFB's Global Co-Head of Fixed Income stated, "Our proposed new investment with TXU fulfills one of the top priorities for CSFB, which is to enter the energy commodities trading markets with a top flight physical energy producer. We are very excited about building this business with TXU, with our mutual goal for this new entity to become a leader in the industry."

While establishing a potential growth platform, the new entity would also allow TXU to achieve one of its strategic priorities - reducing risk - by limiting TXU's aggregate exposure to the marketing and trading business. TXU will be working with CSFB to finalize definitive documentation for the new entity over the coming months, with a goal of beginning operations early this fall.

STRATEGIC REVIEW OF NUCLEAR ASSETS
TXU also announced its intent to undertake a strategic review of its nuclear assets, which are comprised of two electricity generation units at Comanche Peak, each with a capacity of 1,150 MW. TXU has retained JP Morgan Securities Inc. as an advisor in this strategic review. The objectives of this strategic review are to evaluate potential means to improve the long-term availability and certainty of electricity supply for TXU's customers. TXU is exploring ways to maintain access to firm power supply from a creditworthy counterparty regardless of the operational status of Comanche Peak. Such transformation has been a common practice of utilities that compete in states that have experienced deregulation and restructuring.

CONSOLIDATION OF REAL ESTATE
As part of the TXU's 90-day business review, the company assessed its real estate needs and opportunities to consolidate office space and enhance the physical working environment. Currently, TXU owns or leases more than 1.7 million square feet in various corporate and headquarters locations, far more than its expected needs, which are approximately 20 percent of that total. To create a more effective physical layout and improve operating and capital efficiency, TXU will explore all alternatives to reduce current office space and consolidate into a location that will enable better employee communication and collaboration.

INITIAL 2005 FINANCIAL OUTLOOK
TXU management expects 2005 operational earnings to be in the range of $3.75 to $4.25 per share, an increase of 60 percent over the 2004 midpoint. Income from continuing operations is projected to be between $3.82 and $4.32 per share for 2005, an increase of 171 percent over the 2004 midpoint. Management expects 2006 operational earnings to improve by 10-13 percent relative to 2005.

Table 1: Operational Earnings Outlook summarizes the cumulative impact of business improvement initiatives, transactions, and the liability management program on operational earnings.


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EXHIBIT 99


TABLE 1:  OPERATIONAL EARNINGS OUTLOOK
$ PER DILUTED SHARE
----------------------------------------------------------------------------- --------------- ----------------
                                                                   03 ACTUAL     04 ESTIMATE      05 ESTIMATE
-----------------------------------------------------------------------------   ------------- ----------------
03 income from continuing operations                                    2.09
Preference dividends                                                    0.06
03 actual operational earnings                                          2.03
Discontinued operations (TXU Australia, TXU Gas)2                     (0.44)
Operational earnings after transactions                                 1.59
Electric delivery                                                       0.68            0.75              0.98
TXU Power 3                                                             1.27            1.90              1.93
TXU Energy3                                                             0.28            0.52              1.28
Hedge losses3                                                         (0.24)          (0.27)            (0.22)
Corporate4                                                            (0.40)          (0.40)              0.03
Operational earnings - after business improvements                      1.59            2.50              4.00
Operational earnings range                                                       2.45 - 2.55       3.75 - 4.25
Special items                                                              -            1.07                 -
Preference dividends                                                    0.06            0.07              0.07
Income from continuing operations - after business improvements         1.65     1.45 - 1.55       3.82 - 4.32
Weighted average diluted shares outstanding (millions)                   379             337               317
-----------------------------------------------------------------------------   ------------- ----------------

As part of the execution of the 90-day review  initiatives,  the company expects to incur a number of special items,  including $70 million  (after tax) related to employee  severance and related costs as shown in Table
2:  Description of Projected Special Items.


TABLE 2:  DESCRIPTION OF PROJECTED SPECIAL ITEMS
04; $ MILLIONS AFTER TAX
------------------------------------------------------------------------------  ------------------------------
SPECIAL ITEM                                                                           INCOME STATEMENT IMPACT
------------------------------------------------------------------------------  ------------------------------
Other deductions - software write-off                                                                       90
Other deductions - debt reacquisition costs                                                                 75
Other deductions - mine and gas plant closures                                                              75
Other deductions and SG&A - severance and other compensation costs                                          70
Other deductions - inventory write-down                                                                     50
Total                                                                                                      360
------------------------------------------------------------------------------  ------------------------------


LIABILITY MANAGEMENT
TXU continues to pursue a comprehensive liability management program geared toward increasing value and reducing risks. The liability management program includes several actions, including the recent repurchase of approximately $423 million principal amount of equity-linked securities or common equity units ("CEUs"), thereby reducing debt, eliminating the potential issuance of 9.3 million common shares, and settling a related lawsuit. TXU plans to repurchase over $4 billion of debt, equity, and/or equity-linked securities in 2004, and an additional $800 million to $900 million of debt, equity, and/or equity-linked securities in 2005.

-----------------------
/2/  Includes impact of inter-company interest
/3/ TXU Power includes addition of $52 million after tax of distributions and discount on preferred membership interests to adjust for diluted share calculation. TXU Power and TXU Energy 2003 amounts are proforma, and TXU Energy reported results would include hedging losses.
/4/ Includes dilution adjustment of $52 million ($0.14 per share) in 2003 and $18 million ($0.05 per share) in 2004, representing distributions and amortization of discount on TXU Energy exchangeable preferred membership interests, after tax.


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EXHIBIT 99

CAPITAL ALLOCATION
------------------
During the investor conference, management will also define in further detail the company's ongoing capital allocation strategy. The first priority for the use of free cash flow will be for investments to preserve and enhance the quality of customer service and production and delivery reliability. The company will then consider reinvestments in its businesses, applying stringent expectations for cash payback timelines and minimum returns on investment. Remaining free cash flow will be used to reduce debt and other liabilities, with the objective of achieving a ratio of total debt to total capitalization below 45 percent and an interest coverage ratio greater than 6 times.

Upon reaching the targeted balance sheet strength and financial flexibility, management would recommend that the Board of Directors reevaluate the current dividend policy. At that time, management expects it would recommend targeting annual common stock dividends equal to a pay out of 100 percent of the earnings of TXU's electric delivery business. Of the free cash flow, management would expect to return roughly 80 percent to shareholders in the form of distributions or repurchases and to retain roughly 20 percent for long term growth initiatives. Assuming the execution of the business initiatives and transactions described above, and depending on market trends in commodity prices, management expects that this capital allocation program will enable management to recommend an increase of the dividend in 2006. In addition to management's recommendation, the Board of Directors may consider other relevant factors in determining if and when to make a change in the dividend policy.

Table 3: Sources and Uses of Cash provides current expectations of sources and uses of cash for 2004 and 2005.


  TABLE 3:  SOURCES AND USES OF CASH
  04 AND 05 ESTIMATES; $ MILLIONS
------------------------------------------------------------------------------------------ ---------
                                                                                      04E      05E
--------------------------------------------------------------------------- -------------- ---------
Sources:
Cash flow from operations                                                           1,400      1950
Divestment of assets5                                                               3,360         -
Use of cash/restricted cash                                                         1,115       100
    Total sources                                                                   5,875     2,050
Uses:
Capital expenditures                                                                1,050       975
Reinvestment opportunities                                                            TBD       TBD
Debt/equity repurchase net of issuances (including premiums/discounts)              4,640       890
Dividends                                                                             185       185
    Total Uses                                                                      5,875     2,050
--------------------------------------------------------------------------- -------------- ---------


ORGANIZATIONAL REALIGNMENT AND NEW EXECUTIVE MANAGEMENT ANNOUNCED
TXU also named the executive management team that will run the company. TXU will be operated along three core business segments consisting of TXU's regulated electric delivery business, and its unregulated businesses, TXU Power and TXU Energy. As part of the realignment, TXU Energy will form an advisory committee to represent the interests of various stakeholders in the markets it serves.

Tom Baker, previously president of TXU Energy, will assume the position of chairman and chief executive of the company's regulated electric delivery business. Mike Greene, previously president of Oncor, will assume the position of chairman and chief executive of TXU Power, with responsibility for TXU's power production assets. Paul O'Malley will assume the position of chairman and chief executive of TXU Energy, the company's retail energy business.

In addition to the leadership of the company's three core businesses, three other key leadership roles were announced. Kirk Oliver, most recently senior vice president and treasurer for TXU, will assume the position of executive vice president and chief financial officer; Eric Peterson will continue as executive vice president and general counsel, with the added responsibility for

------------------
/5/  Does not include $2.15 billion of debt to be assumed by counterparties.


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EXHIBIT 99

governmental and regulatory affairs; and David Campbell, formerly of McKinsey & Company, Inc., will assume the post of executive vice president of corporate planning, strategy and risk.

These appointments are expected to be confirmed by the Board of Directors this week.

TXU also announced that Dan Farell, previously chief financial officer, will play a vital role in overseeing TXU's interface with Capgemini Energy and the transition to the new partnership.

INVESTOR CONFERENCE
TXU's senior management team will present its new business plans to institutional investors and financial analysts at an investor conference today at the Gaylord Texan Resort and Convention Center Hotel in Grapevine, Texas. The event will be webcast live at www.txucorp.com. The conference will begin at 8:00 am CDT with an update by John Wilder on the transactions announced today as well as the company's long term strategic plan. The leadership team will then make subsequent presentations. Slide presentations and other information to be provided at the conference will be available on TXU's website in the Investor Resources section.

FORWARD CALENDAR
Table 4: Milestones represents a summary of the key events and milestones over the coming months.

TABLE 4:  MILESTONES
04; DATES
----------------------------------------------------------------------------
MILESTONE                                                   EXPECTED TIMING
----------------------------------------------------------------------------
Present strategic plan at  investor conference                       May 18
Target close date for TXU Fuel Company                               June 1
Target close date for Capgemini Energy partnership                   July 1
Expected approval date for 2nd PTB filing                        By July 30
Target close date for TXU Australia                                 July 30
Target close date for Trading joint venture                    September 30
Target close date for TXU Gas divestment                     By December 31
----------------------------------------------------------------------------

TXU, a Dallas-based energy company manages a portfolio of competitive and regulated energy businesses in North America, primarily in Texas. In TXU's unregulated business, TXU Energy provides electricity and related services to more than 2.6 million competitive electricity customers in Texas, more customers than any other retail electric provider in the state. TXU Power owns and operates 18,500 megawatts of generation in Texas, including 2,300 MW of nuclear-fired and 5,837 MW of lignite/coal-fired generation capacity. The company is also the largest purchaser of wind-generated electricity in Texas and among the top five purchasers in the North America. TXU's regulated electric distribution and transmission business complements the competitive operations, using asset management skills developed over more than one hundred years, to provide reliable electricity delivery to consumers. TXU's electric delivery operations are the largest in Texas, providing power to 2.9 million delivery points over more than 98,000 miles of distribution and 14,000 miles of transmission lines. TXU has agreed to sell its energy business in Australia, TXU Australia, and has announced its intent to sell TXU Gas, its largely regulated natural gas transmission and distribution business in Texas. Visit www.txucorp.com for more information about TXU.

This release contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management's current projections, forecasts, estimates and expectations is contained in the company's SEC filings. In addition to the risks and uncertainties set forth in the company's SEC filings, the forward-looking statements in this release could be affected by the ability of purchasers to obtain all necessary governmental and other approvals and consents for the acquisition of TXU Australia and TXU Fuel and the ability of the company to exit the business of TXU Gas, finalize the energy marketing and trading joint venture, achieve the cost reductions from the Capgemini Energy partnership and to implement the other initiatives that are part of the 90-day business review, and the terms under which the company executes those transaction or initiatives.

                                     -END-


INVESTOR RELATIONS:                      MEDIA:
Tim Hogan    Laura Conn   Rose Blessing  Joan Hunter   Carol Peters Chris Schein
214-812-4641 214-812-3127 214-812-2498   214-812-4071  214-812-5924 214-812-5338

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EXHIBIT 99
ATTACHMENT 1: FINANCIAL DEFINITIONS

Reported Earnings Per Share (EPS) (GAAP measure): Per share (diluted) net income available to common shareholders. When calculating diluted earnings per share, net income is adjusted for the after-tax interest on the securities creating the dilution (exchangeable preferred membership interests).

Operational Earnings Per Share (a non-GAAP measure): Per share (diluted) income from continuing operations, excluding special items and net of preference share dividends. Management believes that operational earnings is a useful measure of underlying results because of the magnitude and scope of the initiatives developed in the 90-day review (the "4+4" program) and the significant effect of the special items on reported results. Management relies on operational earnings for evaluation of performance and believes that analysis of the business by external users is enhanced by visibility to both reported GAAP earnings and operational earnings.

Income from Continuing Operations: Income from continuing operations before extraordinary items and cumulative effect of changes in accounting principles - per income statement (a GAAP measure).

Special Items: Unusual charges related to the implementation of the 4+4-performance improvement program and other charges, credits or gains that are unusual or nonrecurring, including debt reacquisition costs resulting from use of proceeds from divestments to reduce debt. The 4+4 program is being implemented in phases, and the charges are expected to occur largely within a one-year period. Special items are included in reported GAAP earnings, but are excluded from operational earnings. Special items associated with the 4+4 program will include costs related to severance programs, asset impairments and facility closures.

Free Cash Flow (a non-GAAP measure):
Cash Provided by Operating Activities
Less Changes in Assets and Liabilities
Less Capital Spending
A measure used by management to assess funds available to repay debt and other obligations.

Total Debt (a non-GAAP measure):
Long-term Debt (including current portion)
Plus Bank Loans and Commercial Paper
Plus Long Term Debt Held by Subsidiary Trusts
Plus Preferred Securities of Subsidiaries & Exchangeable Preferred Member Interests
Less Securitization Bonds
Total debt is a measure used by management to reflect the off credit treatment of the securitization bonds in credit reviews.

Total Debt / Total Capitalization
Total Debt (as defined above) / Total Capitalization

Total Capitalization: Total Debt plus Shareholders Equity.

Interest Coverage (a non-GAAP measure): Income from Continuing Operations before Interest and Related Charges, Income Taxes, and Depreciation and Amortization, all per income statement, divided by Interest Expense and Related Charges. Interest coverage is a measure used by management to assess credit quality.


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EXHIBIT 99
ATTACHMENT 2: DESCRIPTION OF COUNTERPARTIES AND AFFECTED TXU BUSINESSES

COUNTERPARTIES

ABOUT CAPGEMINI
Capgemini, one of the world's foremost providers of Consulting, Technology and Outsourcing services, has a unique way of working with its clients through the Collaborative Business Experience(TM). Through commitment to mutual success and the achievement of tangible value, the company helps businesses implement growth strategies, leverage technology and thrive through the power of collaboration. The Collaborative Business Experience(TM) has helped businesses worldwide for over three decades in achieving measurably faster, more sustainable results. Capgemini employs approximately 55,000 people worldwide. More information about individual service lines, offices and research is available at www.capgemini.com.

ABOUT CREDIT SUISSE FIRST BOSTON
Credit Suisse First Boston (CSFB) is a leading global investment bank serving institutional, corporate, government and individual clients. CSFB's businesses include securities underwriting, sales and trading, investment banking, private equity, financial advisory services, investment research, venture capital, correspondent brokerage services and asset management. CSFB operates in 69 locations in 34 countries across five continents. The Firm is a business unit of the Zurich-based Credit Suisse Group, a leading global financial services company.

TXU BUSINESSES AND ASSETS DISCUSSED IN THIS RELEASE

BUSINESS SERVICES
TXU Business Services is a provider of certain information technology, human resources, procurement, finance, accounting, real estate and tax management services, and other services at cost, to TXU Corp. and its other subsidiaries.

PORTFOLIO MANAGEMENT
TXU's portfolio management or trading business unit optimizes assets, which includes scheduling and dispatching TXU's generation capacity and securing third party load supply for the retail business. Portfolio Management manages the commodity risk exposure of the company on both a short-term and long-term basis. The origination function within Portfolio Management creates structured products for customers with either off-take agreements or power supply agreements

COMANCHE PEAK
Comanche Peak Nuclear Steam Electric Station is comprised of two nuclear-fueled electricity generating units with a total capacity of 2,300 MW. Units 1 and 2 were placed into commercial operation in 1990 and 1992, respectively. It is estimated that the useful life of the Comanche Peak units is 60 years.


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